Exhibit 5.1

A&L Goodbody LLP	Dublin Belfast London New York San Francisco
3 Dublin Landings
North Wall Quay, Dublin 1
D01 C4E0
T: +353 1 649 2000
DX: 29 Dublin | www.algoodbody.com

Date	25 October 2024

Our ref	01371255

Your ref

ICON plc
South County Business Park,
Leopardstown,
Dublin 18
Ireland

ICON plc (the Company)
Dear Colleague

1We act as Irish counsel for the Company, a public limited company incorporated under the laws of Ireland, in connection with the proposed registration by the Company of 2,500,000 ordinary shares of the Company, nominal value €0.06 per share (the Ordinary Shares), pursuant to a Registration Statement on Form S-8 (the Registration Statement) to be filed by the Company under the U.S. Securities Act of 1933, as amended.

2The Ordinary Shares are issuable under the ICON plc 2013 Employees Restricted Share Unit Plan (as amended and restated effective as of 6 November 2024) (the Plan).

3In connection with this opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinion as set out below. In rendering this opinion, we have examined such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.
4We have further assumed that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities and the terms of the Plan.

CE Gill • JG Grennan • PD White • VJ Power • SM Doggett • M Sherlock • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • D Widger • C Christle • S Ó Cróinin • DR Baxter
A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy
D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin
J Williams • A O’Beirne • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • K O'Shaughnessy • S O'Connor
SE Murphy • D Nangle • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O'Driscoll • B O'Malley • C Bollard
M Daly • D Geraghty • LC Kennedy • E Mulhern • MJ Ellis • D Griffin • D McElroy • C Culleton • B Nic Suibhne • S Quinlivan • J Rattigan • K Mulhern • A Muldowney • L Dunne
A Burke • C Bergin • P Fogarty • CM Carroll
Consultants: Professor JCW Wylie • MA Greene • AV Fanagan • PM Law • SW Haughey • PV Maher • KP Allen

5We have assumed the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers.
6Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, and provided that the Registration Statement, as finally amended, has become effective, we are of the opinion that the Ordinary Shares have been duly authorised and when issued in accordance with the Registration Statement, the Plan and the restricted share units or other equity awards granted or to be granted thereunder, will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).
7In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.
Yours faithfully
A&L Goodbody LLP
M-75865829-1

M-75865829-1	2